Exhibit 99.1

DONLIN GOLD AFFIRMS ITS STRONG SUPPORT FOR ADEC COMMISSIONER’S

UPHOLDING OF SECTION 401 CERTIFICATION

June 28, 2021 – Anchorage, AK – Donlin Gold LLC (“Donlin Gold”), owned 50/50 by Barrick Gold Corporation (“Barrick”) (TSX: ABX) (NYSE: GOLD) and NOVAGOLD RESOURCES INC. (“NOVAGOLD”) (TSX, NYSE American: NG), today provided an update relating to the Clean Water Act Section 401 Certification (the “401 Certification”) of their Donlin Gold project. An appeal has been filed against the decision by the Commissioner of the Alaska Department of Environmental Conservation (ADEC) in May 2021 to uphold the 401 Certification. It is being appealed in Alaska’s Superior Court by Earthjustice, a San Francisco-based activist law firm on behalf of the Orutsararmiut Native Council (ONC), the Tribal Council for Bethel, a village in the Yukon-Kuskokwim region.

Earthjustice’s original administrative appeal of the 401 Certification to the ADEC Commissioner followed several previous requests for informal review made by ONC of the issued 401 Certification in 2019 and 2020 which were granted by ADEC. We believe those informal reviews served to strengthen ADEC’s basis for their original decision. Having exhausted all administrative appeal options, Earthjustice filed an appeal in Alaska Superior Court on June 28, 2021, challenging the ADEC Commissioner’s decision to uphold the 401 Certification.

Donlin Gold strongly believes that the Commissioner’s decision to uphold the 401 Certification validates the project stakeholders’ commitment to advance the Donlin Gold project in a safe and environmentally responsible manner for the benefit of all Alaskans. Over a six-year period, Donlin Gold conducted an extensive, transparent, and independently reviewed scientific evaluation that included significant community participation and scrutiny, and consistently demonstrated that the project fully complies with the Clean Water Act, the Alaska Water Quality Standards, Anti-degradation analysis and other applicable State and Federal laws. The process culminated with the issuance of the 401 Certification by ADEC in 2018. The 401 Certification clearly demonstrates that the project fully complies with the high standards of environmental protection imposed by the State of Alaska and the appropriate agencies of the Federal government of the United States. Furthermore, ADEC’s findings, reflected in the 401 Certification, have provided the stakeholders of the Donlin Gold project with an extensive body of comprehensive information about aquatic life in Crooked Creek and the Kuskokwim River to ensure that the wellbeing of the people dependent upon a healthy eco-system is protected.

Of equal importance, Donlin Gold operates pursuant to the terms of a subsurface minerals and surface land lease with Calista Corporation (“Calista”) and a surface land use agreement with The Kuskokwim Corporation (TKC). Donlin Gold is being developed on private land that was selected by Calista and TKC at the direction of the Yukon-Kuskokwim region Elders in the 1970s. These agreements include a revenue-sharing structure, established by the Alaska Native Claims Settlement Act (ANSCA) of 1971, which resolved Alaska Native land claims, allotting 44 million acres of land for use by Alaska Native corporations. This land was selected by the people of the region, who are looking forward to the responsible and sustainable development of the Donlin Gold project.

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About Donlin Gold

Donlin Gold LLC is an Alaska-based company owned equally by Barrick Gold U.S. Inc. and NovaGold Resources Alaska, Inc., which are wholly owned subsidiaries of Barrick and NOVAGOLD, respectively. Alaska is the second largest gold-producing State in the U.S. With approximately 39 million ounces of gold grading 2.24 grams per tonne in the measured and indicated resource categories (100 percent basis)1, Donlin Gold hosts one of the largest and highest-grade undeveloped open-pit gold endowments in the world. The planned pits in which the existing resources are sited occupy only three kilometers of an eight-kilometer mineralized belt, which itself is located on less than 5% of Donlin Gold’s land position. Current activities at Donlin Gold are focused on the drill program, optimization efforts, and community outreach.

Donlin Gold is a committed partner to the Alaska Native communities both surrounding the project and within the State as a whole. Our long-term commitment to economic development is exemplified by Donlin Gold’s support of TKC’s initiative to launch energy and infrastructure projects in Middle Kuskokwim villages. These partnerships, activities, and programs are illustrative of the commitment to the sustainable and responsible development of the Donlin Gold project for the benefit of all stakeholders.

Scientific and Technical Information

Certain scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno) is the Qualified Person responsible for the preparation of the independent technical report, and an independent “qualified person” as defined by NI 43-101. Wood Canada Limited (“Wood” formerly AMEC Americas Limited) is currently updating all sections of the Second Updated Feasibility Study with updated costs, economic assessment, permitting information, and technical information related to permitting, generated on the Donlin Gold project since 2011, which is anticipated to be finalized and filed during 2021. Based on that cost review, Wood determined that updating the Second Updated Feasibility Study using 2020 costs and new gold price guidance results in no material change to the mineral resources or mineral reserves. The economic assessment in the updated study may be materially different than in the 2011 study.

Barrick Contacts:

Kathy du Plessis

Investor and Media Relations

+44 20 7557 7738

Email: barrick@dpapr.com

Catherine Raw

COO, North America

Tel: +1 416 307 5157

Email: craw@barrick.com

www.barrick.com

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1 Donlin Gold data as per the Second Updated Feasibility Study (as defined below). Donlin Gold measured resources of approximately 8 Mt grading 2.52 g/t and indicated resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis, of which Barrick and NOVAGOLD each own 50%. Mineral resources have been estimated in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”).

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NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Jason Mercier
Manager, Investor Relations

Tel: +1 604-669-6227 or 1-866-669-6227

www.novagold.com

Donlin Gold Contact:

Kristina Woolston

External Affairs Manager

Tel: +1 907-569-0349

Cautionary Note Regarding Forward-Looking Statements

This media release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, benefits to NOVAGOLD shareholders and the perceived merit of properties are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include those factors listed in the report and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended November 30, 2020 and subsequent Form 10-Q filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

NOVAGOLD cautions that this media release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this media release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC) Industry Guide 7 (“SEC Industry Guide 7”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. NOVAGOLD’s disclosure concerning Reserve & Resources Estimates remains consistent with NI 43-101. Under SEC Industry Guide 7, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 normally does not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” under SEC Industry Guide 7 in documents filed with the SEC. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” under SEC Industry Guide 7 as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of SEC Industry Guide 7, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC Industry Guide 7. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with SEC Industry Guide 7.

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On October 31, 2018, the SEC adopted a final rule (“New Final Rule”) that will replace SEC Industry Guide 7 with new disclosure requirements that are more closely aligned with current industry and global regulatory practices and standards, including NI 43-101. Companies must comply with the New Final Rule for the Company’s first fiscal year beginning on or after January 1, 2021, which for NOVAGOLD would be the fiscal year beginning December 1, 2021. The New Final Rule provides that SEC Industry Guide 7 will remain effective until all registrants are required to comply with the New Final Rule, at which time SEC Industry Guide 7 will be rescinded. While early voluntary compliance with the New Final Rule is permitted, NOVAGOLD has not elected to comply with the New Final Rule at this time.

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